FIFTH AMENDMENT TO
PIPELINES AND TERMINALS AGREEMENT
This Fifth Amendment to the Pipelines and Terminals Agreement (this “Amendment”), by and between Holly Energy Partners, L.P. (“HEP”) and Alon USA, LP (“Delek”) is entered into as of the 28th day of August, 2019. HEP and Delek are collectively referred to as the “Parties,” and each individually as a “Party.”
WHEREAS, HEP and Delek are parties to that certain Pipelines and Terminals Agreement dated February 28, 2005, (i) as supplemented by that certain Letter Agreement to Pipeline and Terminals Agreement dated January 25, 2005, (ii) as further supplemented by that certain Second Letter Agreement to Pipeline and Terminals Agreement dated June 29, 2007, (iii) as further amended by that certain First Amendment to Pipelines and Terminals Agreement effective September 1, 2008, (iv) as further amended by that certain Second Amendment to Pipelines and Terminals Agreement dated March 1, 2011, (v) as further supplemented by that certain Third Letter Agreement to Pipeline and Terminals Agreement dated June 29, 2007, (vi) as further amended by that certain Third Amendment to Pipelines and Terminals Agreement dated June 6, 2011, and (vii) as further amended by that certain Fourth Amendment to Pipelines and Terminals Agreement dated October 6, 2014 (as so supplemented and amended, the “Agreement”);
WHEREAS, Delek has requested that HEP extend the term of the Agreement and HEP has agreed to extend the term of the Agreement; and
WHEREAS, HEP and Delek desire to further amend the Agreement to reflect the foregoing.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.    Section 13(a). Section 13(a) of the Agreement is hereby amended and restated in its entirety as follows:
This Agreement shall be effective as of the Effective Date and shall terminate at 12:01 a.m. Dallas, Texas, time on March 31, 2020, (the “Initial Term”) unless earlier terminated pursuant to the provisions of this Agreement or extended by ALON's exercise of its renewal options as set forth in this Section 13; provided, however, that Section 12, Section l3(c), Section 17, Section 18, Section 19, Section 20, and Section 21 shall survive the termination of this Agreement.
2.    Renewal Notice. The Parties agree that Delek’s notice to exercise its first renewal option pursuant to Section 13(b) of the Agreement shall be delivered to HEP no later than October 1, 2019.

3.    General Provisions. To the extent of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control. Except as set forth in this Amendment, the parties ratify and affirm the Agreement (as previously supplemented and amended) in its entirety, and the Agreement shall remain in full force and effect. This Amendment shall inure to the benefit of, and be binding on, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.
4.    Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.
[Signature Page Follows]

Fifth Amendment to Pipelines and Terminals Agreement

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the date first set forth above.
ALON USA, LP
By:    ALON USA GP II, LLC,
its General Partner

By:/s/ Avigal Soreq
Name: Avigal Soreq
Title: SVP

By:/s/ Frederec Green
Name: Frederec Green
Title: EVP

HOLLY ENERGY PARTNERS, L.P.
By:    HEP LOGISTICS HOLDINGS, L.P.,
its General Partner
By:    HOLLY LOGISTICS SERVICES, L.L.C.,
its General Partner

By:/s/ Richard L. Voliva III
Name: Richard L. Voliva III
Title: EVP and CFO

Signature Page to Fifth Amendment to Pipelines and Terminals Agreement